Exhibit 99.1

Datadog Announces Second Quarter 2023 Financial Results

August 8, 2023

Second quarter revenue grew 25% year-over-year to $509 million
Strong growth of larger customers, with about 2,990 $100k+ ARR customers, up from about 2,420 a year ago
Announced innovations for Generative AI, Observability, Security, Developer Experience, and Cost Management at DASH 2023
Named a Leader in the 2023 Gartner Magic Quadrant for Application Performance Monitoring and Observability

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its second quarter ended June 30, 2023.
"We continued to execute well in the second quarter, with 25% year-over-year revenue growth, strong new logo bookings, continued customer growth, and increased multi-product adoption by our customers," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, “Last week at our annual user conference, DASH, we announced dozens of new products and capabilities, showcasing our rapid innovation at scale. We launched new AI offerings including LLM Observability, the Bits AI assistant, and over a dozen new AI-related integrations. And we broadened our platform across Observability, Cloud Security, Developer Experience, and Cost Optimization use cases."

Second Quarter 2023 Financial Highlights:
•Revenue was $509.5 million, an increase of 25% year-over-year.
•GAAP operating loss was $(22.0) million; GAAP operating margin was (4)%.
•Non-GAAP operating income was $106.5 million; non-GAAP operating margin was 21%.
•GAAP net loss per diluted share was $(0.01); non-GAAP net income per diluted share was $0.36.
•Operating cash flow was $153.2 million, with free cash flow of $141.7 million.
•Cash, cash equivalents, and marketable securities were $2.2 billion as of June 30, 2023.

Second Quarter & Recent Business Highlights:
•As of June 30, 2023, we had about 2,990 customers with ARR of $100,000 or more, an increase of 24% from about 2,420 as of June 30, 2022.
•Announced a new Large Language Model (LLM) observability solution and over a dozen new integrations, to enable organizations building their LLM-based applications to monitor and troubleshoot Large Language Model stacks.
•Announced Bits AI, a new Generative AI-based assistant that learns from customers' observability data and helps engineers resolve application issues in real time.
•Announced Historical Investigations with Cloud SIEM, with new detection and exploration capabilities so security teams can conduct historical investigations and uncover threats hidden within their cloud and IT environments.
•Announced the general availability of Security Inbox for Cloud Security Management, a new capability for Security and DevOps engineers to prioritize and remediate the most important security issues impacting their production applications.
•Announced the general availability of Intelligent Test Runner, which helps save developer time and minimize failures in organizations’ CI/CD pipelines by automatically selecting and running only the tests that are relevant to code changes.
•Launched Flex Logs for Log Management. Built on top of Datadog's Husky technology, Flex Logs enables organizations to keep high-volume logs for long periods of time.
•Named a leader in the 2023 Gartner Magic Quadrant for Application Performance Monitoring and Observability. This is the third year in a row Gartner has positioned Datadog as a Leader in its Magic Quadrant.
•Extended new capabilities for Cloud Cost Management including container cost allocation, cost monitors and support for Microsoft Azure.
•Announced the general availability of Workflow Automation. This new product enables teams to automate end-to-end remediation processes - with out-of-the-box actions and pre-built templates - across all systems, apps and services to help identify, investigate and resolve service disruptions and security threats faster.
•Released new capabilities and integrations for Microsoft Azure at Microsoft Build, including support for Azure OpenAI Service, Azure Arc, Cloudcraft for Azure and Cloud Cost Management for Azure.

•Announced an integration that monitors OpenAI API usage patterns, costs and performance for various OpenAI models, including GPT-4 and other completion models.

Third Quarter and Full Year 2023 Outlook:
Based on information as of today, August 8, 2023, Datadog is providing the following guidance:
•Third Quarter 2023 Outlook:
◦Revenue between $521 million and $525 million.
◦Non-GAAP operating income between $98 million and $102 million.
◦Non-GAAP net income per share between $0.33 and $0.35, assuming approximately 354 million weighted average diluted shares outstanding.
•Full Year 2023 Outlook:
◦Revenue between $2.05 billion and $2.06 billion.
◦Non-GAAP operating income between $390 million and $400 million.
◦Non-GAAP net income per share between $1.30 and $1.34, assuming approximately 351 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.
Conference Call Details:
•What: Datadog financial results for the second quarter of 2023 and outlook for the third quarter and the full year 2023
•When: August 8, 2023 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website

About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, real-user monitoring, and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures, tax expense, net interest and other income as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the third quarter and fiscal year 2023 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic share, non-GAAP net income (loss) per diluted share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$509,460	$406,138	$991,174	$769,168
Cost of revenue (1)(2)(3)	101,846	81,925	201,760	156,387
Gross profit	407,614	324,213	789,414	612,781
Operating expenses:
Research and development (1)(3)	239,494	177,699	468,972	328,307
Sales and marketing (1)(2)(3)	147,455	115,270	292,426	216,436
General and administrative (1)(3)	42,671	34,383	84,992	60,763
Total operating expenses	429,620	327,352	846,390	605,506
Operating (loss) income	(22,006)	(3,139)	(56,976)	7,275
Other income (loss):
Interest expense (4)	(1,526)	(4,541)	(3,707)	(9,788)
Interest income and other income, net	22,624	7,669	39,351	13,356
Other income, net	21,098	3,128	35,644	3,568
(Loss) income before provision for income taxes	(908)	(11)	(21,332)	10,843
Provision for income taxes	(3,061)	(4,868)	(6,723)	(5,984)
Net (loss) income	$(3,969)	$(4,879)	$(28,055)	$4,859
Net (loss) income per share - basic	$(0.01)	$(0.02)	$(0.09)	$0.02
Net (loss) income per share - diluted	$(0.01)	$(0.02)	$(0.09)	$0.01
Weighted average shares used in calculating net (loss) income per share:
Basic	322,215	314,795	320,788	314,130
Diluted	322,215	314,795	320,788	345,444

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$4,157	$2,355	$7,882	$4,008
Research and development	75,730	53,309	150,433	98,005
Sales and marketing	25,884	17,590	48,898	32,185
General and administrative	12,566	9,145	23,852	15,085
Total	$118,337	$82,399	$231,065	$149,283

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$2,064	$1,482	$4,080	$2,895
Sales and marketing	206	206	409	409
Total	$2,270	$1,688	$4,489	$3,304

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$109	$70	$169	$172
Research and development	5,360	2,829	9,953	6,126
Sales and marketing	1,253	605	2,028	1,714
General and administrative	1,143	217	2,108	474
Total	$7,865	$3,721	$14,258	$8,486

(4) Includes amortization of issuance costs as follows:
Interest expense	$846	$842	$1,691	$1,682
Total	$846	$842	$1,691	$1,682

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$291,304	$338,985
Marketable securities	1,894,058	1,545,341
Accounts receivable, net of allowance for credit losses of $9,628 and $5,626 as of June 30, 2023 and December 31, 2022, respectively	333,102	399,551
Deferred contract costs, current	37,502	33,054
Prepaid expenses and other current assets	44,104	27,303
Total current assets	2,600,070	2,344,234
Property and equipment, net	145,100	125,346
Operating lease assets	122,198	87,629
Goodwill	350,029	348,277
Intangible assets, net	12,409	16,365
Deferred contract costs, non-current	60,511	55,338
Restricted cash	—	3,303
Other assets	21,856	24,360
TOTAL ASSETS	$3,312,173	$3,004,852
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,031	$23,474
Accrued expenses and other current liabilities	127,009	171,158
Operating lease liabilities, current	18,852	22,092
Deferred revenue, current	567,470	543,024
Total current liabilities	761,362	759,748
Operating lease liabilities, non-current	125,694	76,582
Convertible senior notes, net	740,538	738,847
Deferred revenue, non-current	27,534	12,944
Other liabilities	7,686	6,226
Total liabilities	1,662,814	1,594,347
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,891,995	1,625,190
Accumulated other comprehensive loss	(12,318)	(12,422)
Accumulated deficit	(230,321)	(202,266)
Total stockholders’ equity	1,649,359	1,410,505
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,312,173	$3,004,852

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,969)	$(4,879)	$(28,055)	$4,859
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,550	8,118	20,825	15,512
(Accretion) amortization of (discounts) premiums on marketable securities	(8,096)	2,738	(13,291)	6,697
Amortization of issuance costs	846	842	1,691	1,682
Amortization of deferred contract costs	9,348	6,558	17,996	12,580
Stock-based compensation, net of amounts capitalized	118,337	82,399	231,065	149,283
Non-cash lease expense	6,252	5,275	12,196	9,686
Allowance for credit losses on accounts receivable	2,579	1,133	6,311	1,931
Loss on disposal of property and equipment	333	326	421	1,149
Changes in operating assets and liabilities:
Accounts receivable, net	31,366	(30,781)	60,139	(38,100)
Deferred contract costs	(15,868)	(13,303)	(27,618)	(21,469)
Prepaid expenses and other current assets	(1,013)	(4,238)	(16,823)	(12,629)
Other assets	2,077	(947)	2,241	(1,752)
Accounts payable	6,352	30,803	24,897	23,179
Accrued expenses and other liabilities	(16,009)	(1,399)	(44,089)	(4,310)
Deferred revenue	10,073	(9,685)	39,039	72,050
Net cash provided by operating activities	153,158	72,960	286,945	220,348
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(632,547)	(389,079)	(1,390,334)	(718,785)
Maturities of marketable securities	520,669	317,051	1,018,317	516,754
Proceeds from sale of marketable securities	15,292	(1)	36,633	2,006
Purchases of property and equipment	(2,339)	(5,987)	(11,078)	(15,501)
Capitalized software development costs	(9,087)	(6,807)	(17,798)	(14,780)
Cash paid for acquisition of businesses; net of cash acquired	(2,025)	(34,695)	(2,025)	(39,566)
Net cash used in investing activities	(110,037)	(119,518)	(366,285)	(269,872)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,436	2,206	7,534	6,451
Proceeds for issuance of common stock under the employee stock purchase plan	19,986	13,557	19,986	13,557
Repayments of convertible senior notes	—	—	—	(3)
Net cash provided by financing activities	25,422	15,763	27,520	20,005

Effect of exchange rate changes on cash, cash equivalents and restricted cash	213	(2,242)	836	(2,871)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	68,756	(33,037)	(50,984)	(32,390)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	222,548	275,110	342,288	274,463
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$291,304	$242,073	$291,304	$242,073

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$291,304	$238,859	$291,304	$238,859
Restricted cash	—	3,214	—	3,214
Total cash, cash equivalents and restricted cash	$291,304	$242,073	$291,304	$242,073

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$407,614	$324,213	$789,414	$612,781
Plus: Stock-based compensation expense	4,157	2,355	7,882	4,008
Plus: Amortization of acquired intangibles	2,064	1,482	4,080	2,895
Plus: Employer payroll taxes on employee stock transactions	109	70	169	172
Non-GAAP gross profit	$413,944	$328,120	$801,545	$619,856
GAAP gross margin	80%	80%	80%	80%
Non-GAAP gross margin	81%	81%	81%	81%

Reconciliation of operating expenses
GAAP research and development	$239,494	$177,699	$468,972	$328,307
Less: Stock-based compensation expense	(75,730)	(53,309)	(150,433)	(98,005)
Less: Employer payroll taxes on employee stock transactions	(5,360)	(2,829)	(9,953)	(6,126)
Non-GAAP research and development	$158,404	$121,561	$308,586	$224,176

GAAP sales and marketing	$147,455	$115,270	$292,426	$216,436
Less: Stock-based compensation expense	(25,884)	(17,590)	(48,898)	(32,185)
Less: Amortization of acquired intangibles	(206)	(206)	(409)	(409)
Less: Employer payroll taxes on employee stock transactions	(1,253)	(605)	(2,028)	(1,714)
Non-GAAP sales and marketing	$120,112	$96,869	$241,091	$182,128

GAAP general and administrative	$42,671	$34,383	$84,992	$60,763
Less: Stock-based compensation expense	(12,566)	(9,145)	(23,852)	(15,085)
Less: Employer payroll taxes on employee stock transactions	(1,143)	(217)	(2,108)	(474)
Non-GAAP general and administrative	$28,962	$25,021	$59,032	$45,204

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(22,006)	$(3,139)	$(56,976)	$7,275
Plus: Stock-based compensation expense	118,337	82,399	231,065	149,283
Plus: Amortization of acquired intangibles	2,270	1,688	4,489	3,304
Plus: Employer payroll taxes on employee stock transactions	7,865	3,721	14,258	8,486
Non-GAAP operating income	$106,466	$84,669	$192,836	$168,348
GAAP operating margin	(4)%	(1)%	(6)%	1%
Non-GAAP operating margin	21%	21%	19%	22%

Reconciliation of net (loss) income
GAAP net (loss) income	$(3,969)	$(4,879)	$(28,055)	$4,859
Plus: Stock-based compensation expense	118,337	82,399	231,065	149,283
Plus: Amortization of acquired intangibles	2,270	1,688	4,489	3,304
Plus: Employer payroll taxes on employee stock transactions	7,865	3,721	14,258	8,486
Plus: Amortization of issuance costs	846	842	1,691	1,682
Non-GAAP net income	$125,349	$83,771	$223,448	$167,614
Net income per share - basic	$0.39	$0.27	$0.70	$0.53
Net income per share - diluted	$0.36	$0.24	$0.64	$0.49
Shares used in non-GAAP net income per share calculations:
Basic	322,215	314,795	320,788	314,130
Diluted	348,551	344,854	347,311	345,444

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$153,158	$72,960	$286,945	$220,348
Less: Purchases of property and equipment	(2,339)	(5,987)	(11,078)	(15,501)
Less: Capitalized software development costs	(9,087)	(6,807)	(17,798)	(14,780)
Free cash flow	$141,732	$60,166	$258,069	$190,067
Free cash flow margin	28%	15%	26%	25%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.